Exhibit 4.1

Execution Version

TRUST SUPPLEMENT No. 2020-1A

Dated as of August 5, 2020

between

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee,

and

HAWAIIAN AIRLINES, INC.

to

PASS THROUGH TRUST AGREEMENT

Dated as of August 5, 2020

$216,976,000

Hawaiian Airlines Pass Through Trust 2020-1A

7.375% Hawaiian Airlines

Pass Through Certificates,

Series 2020-1A

2

Exhibit A	—	Form of Certificate
Exhibit B	—	DTC Letter of Representations

Schedule I	—	Applicable Aircraft

TRUST SUPPLEMENT NO. 2020-1A

This Trust Supplement No. 2020-1A, dated as of August 5, 2020 (herein called the “Trust Supplement”), between Hawaiian Airlines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of May 29, 2013, between the Company and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate face amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company is the owner of the six Airbus A321neo aircraft and two Airbus A330 aircraft described in Schedule I (collectively, the “Applicable Aircraft”);

WHEREAS, with respect to each Applicable Aircraft, the Company will issue pursuant to an Indenture relating to such Applicable Aircraft, on a recourse basis, two series of Equipment Notes and may issue one or more series of Additional Equipment Notes and one or more series of Refinancing Equipment Notes;

WHEREAS, the Trustee hereby declares the creation of the Hawaiian Airlines Pass Through Trust 2020-1A (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the NPA, the Trustee on behalf of the Applicable Trust shall on the date hereof purchase the Equipment Notes issued by the Company pursuant to the Indenture relating to the Applicable Aircraft having the identical interest rate as, and final maturity dates not later than the final expected Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

WHEREAS, pursuant to the terms and conditions of the Guarantees (as defined below), Hawaiian Holdings is providing a guarantee for the benefit of the Trustee, the Subordination Agent and the Loan Trustee in respect to certain obligations under the Indentures, the NPA, the Participation Agreements and the Equipment Notes;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, the Basic Agreement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I

THE CERTIFICATES

Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “Hawaiian Airlines Pass Through Certificates, Series 2020-1A” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a) The aggregate face amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement and Article IV hereof) is $216,976,000.

(b) The Regular Distribution Dates with respect to any distribution of Scheduled Payments means March 15 and September 15 of each year, commencing on March 15, 2021, until distribution of all of the Scheduled Payments to be made under the Equipment Notes has been made.

(c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d) [Reserved].

(e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have (1) represented and warranted to and for the benefit of the Company that either (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or

Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold such Applicable Certificate or an interest therein or (ii) the purchase and holding of such Applicable Certificate or an interest therein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law; and (2) directed the Trustee to invest in the assets held in the Applicable Trust pursuant to, and take all other actions contemplated by, the terms and conditions described in the Offering Memorandum.

(ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Applicable Trust and the Clearing Agency attached hereto as Exhibit B.

(f) The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.

(g) The Applicable Certificates are subject to the Intercreditor Agreement.

(h) The Responsible Party is the Company.

(i) The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

(j) The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.

(k) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement: Has the meaning specified in the recitals hereto.

Airbus: Means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France.

Aircraft: Means each of the Applicable Aircraft in respect of which a Participation Agreement is to be or is, as the case may be, entered into in accordance with the NPA (including engines therefor, owned by the Company and securing one or more Equipment Notes).

Aircraft Purchase Agreement: Has the meaning specified in the NPA.

Applicable Aircraft: Has the meaning specified in the recitals hereto.

Applicable Certificate: Has the meaning specified in Section 1.01 of this Trust Supplement.

Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Trust: Has the meaning specified in the recitals hereto.

Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Honolulu, Hawaii, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate: Has the meaning specified in the Intercreditor Agreement.

Certificate Buyout Event: Means that a Hawaiian Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) Hawaiian has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Hawaiian shall have abandoned any Aircraft.

Certificate Purchase Agreement: Means the Certificate Purchase Agreement dated July 29, 2020 among the Representative(s) (as defined in the Certificate Purchase Agreement) of the Initial Purchasers, the Company and Hawaiian Holdings, Inc., as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Class: Has the meaning specified in the Intercreditor Agreement.

Company: Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party: Has the meaning specified in the Intercreditor Agreement.

Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.

Final Maturity Date: Means March 15, 2029.

Global Certificate Legend: Has the meaning specified in Section 4.02(b) of this Trust Supplement.

Guarantee: Means the Guarantee dated as of August 5, 2020 of Hawaiian Holdings, Inc. covering the Guaranteed Obligations referred to therein, including the Equipment Notes.

Hawaiian Bankruptcy Event: Has the meaning specified in the Intercreditor Agreement.

Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Initial Purchasers: Means, collectively, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC.

Intercreditor Agreement: Means the Intercreditor Agreement dated as of August 5, 2020 among the Trustee, the Other Trustee and Wilmington Trust, National Association, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

Investors: Means the Initial Purchasers, together with all subsequent beneficial owners of the Applicable Certificates.

Issuance Date: Has the meaning specified in the NPA.

Make-Whole Amount: Has the meaning specified in any Indenture.

Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture, the Guarantee and the Participation Agreement relating to such Equipment Note.

NPA: Means the Note Purchase Agreement dated as of August 5, 2020 among the Trustee, the Other Trustees, the Company and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Offering Memorandum: Means the final offering memorandum, dated July 29, 2020, relating to the offering of the Applicable Certificates.

Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2020-1B dated as of the date hereof relating to Hawaiian Airlines Pass Through Trust 2020-1B, (ii) the Basic Agreement as supplemented by a Trust Supplement relating to any Additional Trust and (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means the Hawaiian Airlines Pass Through Trust 2020-1B, an Additional Trust, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Participation Agreement: Means each Participation Agreement to be entered into, or entered into (as the case may be), by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

PIK Amounts: Means, with respect to the Applicable Certificates, as of any date of determination, any interest on the Pool Balance of the Certificates of such Class that was scheduled for distribution on any applicable Regular Distribution Date and was not paid on such Regular Distribution Date (and remains unpaid as of such date of determination) together with any interest accrued thereon at the Stated Interest Rate for the applicable Class.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates other than payments made in respect of interest (including any PIK Amount) or premium (including Make-Whole Amount) thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Ratings Confirmation: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 4.05 of this Trust Supplement.

Registrar: Has the meaning specified in Section 4.05 of this Trust Supplement.

Regulation S: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Restricted Legend: Has the meaning specified in Section 4.02 of this Trust Supplement.

Rule 144A: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Scheduled Payment: Means, with respect to any Equipment Note, any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or the Subordination Agent within five days of the date on which such payment is scheduled to be made), which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium (including Make-Whole Amount), if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

Securities Act: Means the Securities Act of 1933, as amended.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

transfer: Has the meaning specified in Section 4.04 of this Trust Supplement.

Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, the Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement and the NPA, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement.

Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.

Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.

ARTICLE III

DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01. Statements to Applicable Certificateholders.

(a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below. Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii) and (iii) below) the following information:

(i) the aggregate amount of funds distributed on such Distribution Date under the Agreement, indicating the amount allocable to each source;

(ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Make-Whole Amount), if any;

(iii) the amount of such distribution under the Agreement allocable to interest (including any PIK Amount); and

(iv) the Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c) [Reserved].

(d) Promptly following the date of any early redemption of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal payment schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the date of any such redemption or default, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(e) The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(f) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.02. Special Payments Account.

(a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b) This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 3.03. Distributions from Special Payments Account.

(a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 8.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional

Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 8.01 of this Trust Supplement),

(ii) the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Make-Whole Amount), if any, and interest and any PIK Amounts,

(iii) the reason for the Special Payment, and

(iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Make-Whole Amount), if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Make-Whole Amount) received will also be distributed.

If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

(c) This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 3.04. Limitation of Liability for Payments. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “the Owner Trustees or the Owner Participants” in the second sentence thereof.

ARTICLE IV

ISSUANCE AND TRANSFER OF THE APPLICABLE CERTIFICATES

Section 4.01. Issuance of Applicable Certificates.

(a) The Applicable Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Applicable Certificate shall be dated the date of its authentication.

(b) The Applicable Certificates offered and sold in reliance on Rule 144A under the Securities Act, or any successor regulation thereto (“Rule 144A”) or Regulation S under the Securities Act, or any successor regulation thereto (“Regulation S”), shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate will be registered in the name of a nominee for DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate face amount of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee for such Global Certificate, which adjustments shall be conclusive as to the aggregate face amount of any such Global Certificate.

(c) Certificated Certificates in registered form shall be issued in substantially the form set forth as Exhibit A hereto (the “Definitive Certificates”) and shall be issued in fully physical, registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Trustee executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.

Section 4.02. Legends.

(a) Subject to Sections 4.03, 4.04 and 4.05, each Global Certificate and each Definitive Certificate shall bear, for as long as so required, a legend to the following effect (the “Restricted Legend”) on the face thereof:

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING

SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS [IN THE CASE OF RULE 144A CERTIFICATES: A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT(“RULE 144A”))] [IN THE CASE OF REGULATION S CERTIFICATES: NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN ACCORDANCE WITH REGULATION S]; (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF EITHER ISSUER WAS THE OWNER OF THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE)] [IN THE CASE OF REGULATION S CERTIFICATES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) IN RELIANCE ON REGULATION S] OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (C) PURSUANT TO OFFERS AND SALES TO PERSONS OTHER THAN U.S. PERSONS (AS DEFINED IN REGULATION S) THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S; (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) TO THE COMPANY OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(I)(A), (C) OR (D) ABOVE), IT WILL FURNISH TO THE TRUSTEE AND THE COMPANY. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER [RULE 144] [REGULATION S] (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATE PURSUANT TO CLAUSE 2(I)(C) ABOVE OR UPON

ANY TRANSFER OF THE CERTIFICATES UNDER [RULE 144][REGULATION S] (OR ANY SUCCESSOR PROVISION). TRUST SUPPLEMENT NO. 2020-1A TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(b) Each Global Certificate shall bear the following legend (the “Global Certificate Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(c) Each Applicable Certificate shall bear the following legend on the face thereof:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS AND WARRANTS TO AND FOR THE BENEFIT OF THE COMPANY THAT EITHER (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR FOREIGN PLAN SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW PLAN”) HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH PERSON EITHER (A) IN THE CASE OF ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR (B) IN THE CASE OF ASSETS OF A SIMILAR LAW PLAN, WILL NOT VIOLATE ANY SIMILAR STATE, LOCAL OR FOREIGN LAW, AND (2) DIRECTS THE TRUSTEE TO INVEST IN THE ASSETS HELD IN THE APPLICABLE TRUST PURSUANT TO, AND TAKE ALL OTHER ACTIONS CONTEMPLATED BY, THE TERMS AND CONDITIONS DESCRIBED IN THE OFFERING MEMORANDUM.

FURTHER, BY ITS ACQUISITION OR ACCEPTANCE HEREOF, A HOLDER WHO IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE (A “BENEFIT PLAN INVESTOR”) REPRESENTS AND WARRANTS (I) NONE OF THE COMPANY OR ANY OF ITS AFFLIATES, THE UNDERWRITERS, THE LOAN TRUSTEE OR THE TRUSTEE HAS PROVIDED INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THIS CERTIFICATE, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS CERTIFICATE; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS CERTIFICATE.

CERTAIN TERMS USED IN THE FOREGOING PARAGRAPHS SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

Section 4.03. Book-Entry Provisions for Global Certificates.

(a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of customary practices governing the exercise of the rights of a holder of any Applicable Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record Cede & Co. or another nominee of DTC as the registered holder of such Global Certificate.

(b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, DTC’s successor or such successor’s nominees. Beneficial interests in Global Certificates may be transferred in accordance with the rules and procedures of DTC and the provisions of this Article IV. Definitive Certificates shall be delivered to all beneficial owners of beneficial interests in Global Certificates, only if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for the Global Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence and during the continuance of an Event of Default, Applicable Certificateholders with Fractional Undivided Interests aggregating not less than a majority in interest in the Applicable Trust advise the Trustee, the Company and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Applicable Certificateholders’ best interests. Neither the Company nor the Trustee shall be liable if any such Person is unable to locate a qualified successor clearing system.

(c) [Reserved]

(d) In connection with the transfer of the entire amount of a Global Certificate to the beneficial owners thereof pursuant to Section 4.03(b) hereof, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner, in exchange for the beneficial interest thereof in such Global Certificate, an equal aggregate face amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate face amount shall have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of any Definitive Certificate, the Trustee shall recognize the Person in whose name such Definitive Certificate is registered in the Register as a Certificateholder hereunder.

(e) Any Definitive Certificate delivered in exchange for an interest in a Global Certificate pursuant to Section 4.03(b) hereof shall, except as otherwise provided by paragraph (c) of Section 4.04 hereto, bear the Restricted Legend.

(f) The registered holder of a Global Certificate may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a holder is entitled to take under this Agreement or the Applicable Certificates.

(g) None of the Company, the Trustee, nor the Registrar, nor the Paying Agent shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.

Section 4.04. Special Transfer Provisions.

(a) With respect to any proposed offer, pledge, resale or other transfer (each a “transfer”) of (A) a beneficial interest in any Global Certificate bearing a Restricted Legend to a Definitive Certificate bearing a Restricted Legend or (B) a beneficial interest in any Definitive Certificate bearing a Restricted Legend to a Global Certificate bearing a Restricted Legend, the Registrar shall receive the following:

(i) if the transferee will take delivery in the form of a beneficial interest in a Global Certificate or Definitive Certificate offered and sold in reliance on Rule 144A, then the transferor must deliver the form of transfer notice attached to the Applicable Certificate, including the certifications in item (1) thereof;

(ii) if the transferee will take delivery in the form of a beneficial interest in a Global Certificate or a Definitive Certificate offered and sold in reliance on Regulation S, then the transferor must deliver the form of transfer notice attached to the Applicable Certificate, including the certifications in item (2) thereof; or

(iii) if the transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act or is being transferred to the Company or an affiliate thereof, the transferor must deliver the form of transfer notice attached to the Applicable Certificate, including the certifications in item (3) thereof.

(b) If the proposed transferee is a DTC Participant and the Applicable Certificate to be transferred consists of Definitive Certificates, upon receipt by the Registrar of the documents referred to in clause (a) above and instructions given in accordance with DTC’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of Global Certificates in an amount equal to the principal amount of the Definitive Certificates being transferred, and the Trustee shall cancel such Definitive Certificates so transferred. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Applicable Certificates offered and sold in reliance on Regulation S that are held by participants through Euroclear or Clearstream.

(c) Restricted Legend. Upon the transfer, exchange or replacement of Applicable Certificates not bearing the Restricted Legend, the Registrar shall deliver Applicable Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Applicable Certificates bearing the Restricted Legend, the Registrar shall deliver only Applicable Certificates that bear the Restricted Legend, unless there is delivered to the Registrar and the Company an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d) General. The Registrar shall not register a transfer of any Applicable Certificate unless such transfer complies with the restrictions on transfer of such Applicable Certificate set forth in this Trust Supplement. In connection with any transfer of Applicable Certificates, each Applicable Certificateholder agrees by its acceptance of the Applicable Certificates to furnish the Registrar or the Trustee and Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article IV; provided that the Registrar and the Trustee shall not be required to determine the sufficiency of any such certifications, legal opinions or other information and shall be fully protected in relying thereon.

Until such time as no Applicable Certificates remain outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 4.04. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 4.05. Transfer and Exchange. The Registrar shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided. Promptly upon the Trustee’s request therefor, (a) the Registrar shall provide to the Trustee a true and complete copy of the Register, and (b) the Registrar shall provide to the Trustee such information regarding the Applicable Certificates and the Applicable Certificateholders as is reasonably available to the Registrar.

All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Applicable Certificate at the Corporate Trust Office or such other office or agency designated by the Registrar with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee, the Registrar and the Company, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Applicable Certificates, in authorized denominations of a like aggregate Fractional Undivided Interest. Whenever any Applicable Certificates are surrendered for exchange, the Trustee shall execute, authenticate and deliver the Applicable Certificates that the Applicable Certificateholder making the exchange is entitled to receive. Every Applicable Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Applicable Certificateholder thereof or its attorney duly authorized in writing. The Registrar and/or the Trustee may request and shall be entitled to receive as a prerequisite to the registration of transfer of any Applicable Certificate signature guarantees or corporate signing authorities and incumbency certificates, each authenticated by an appropriate officer of the transferor satisfactory to it in its reasonable discretion.

The Registrar shall not register the transfer or exchange of any Applicable Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Sections 4.02 through 4.04 shall have been satisfied is submitted to them and the Company has so notified the Trustee and the Registrar in writing of such satisfaction. The Registrar and the Trustee shall not be liable to any Person for registering any transfer or exchange, or for executing, authenticating or delivering any Applicable Certificate based on such certification. The Registrar and the Trustee may treat the Person in whose name any Applicable Certificate is registered as the sole owner of the beneficial interest in the Applicable Trust evidenced by such Applicable Certificate.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar’s request. No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee and the Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates. All Applicable Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee. Notwithstanding anything contained herein or elsewhere to the contrary, neither the Registrar nor the Trustee shall have any duty or obligation with respect to any transfer, exchange or other disposition of an economic interest in an Applicable Certificate (other than a transfer of an Applicable Certificate itself) or any personal liability to any Person in connection with the same.

ARTICLE V

DEFAULT

Section 5.01. Purchase Rights of Certificateholders.

(a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event:

(i) each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase all, but not less than all, of the Applicable Certificates upon 15 days’ written notice to the Trustee and each other Class B Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Class B Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such 15-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder’s desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 5.01(a)(i);

(ii) if any Additional Certificates are issued pursuant to any Additional Trust, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon 15 days’ written notice to the Trustee, the Class B Trustee and each other Additional Certificateholder, on the third

Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Additional Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15-day period any other Additional Certificateholder fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Applicable Certificates and the Class B Certificates pursuant to this Section 5.01(a)(ii); and

(iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 5.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest and PIK Amounts thereon to the date of such purchase, without premium (including Make-Whole Amount), but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, (A) in the case of any purchase of the Applicable Certificates pursuant to clause (i) above, all of the Applicable Certificates or (B) in the case of any purchase of Applicable Certificates and Class B Certificates pursuant to clause (ii) above, all of the Applicable Certificates and the Class B Certificates. Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 5.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from such Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Intercreditor Agreement, the NPA, the Note Documents and all Applicable Certificates held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Intercreditor Agreement, the NPA, the Note Documents and all such Applicable

Certificates), (ii) and if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

As used in this Section 5.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Equipment Notes”, “Additional Trust”, “Class B Certificate”, “Class B Certificateholder”, “Class B Trust”, “Class B Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(b) This Section 5.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02. Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE VI

THE TRUSTEE

Section 6.01. Delivery of Documents; Delivery Dates.

(a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Certificate Purchase Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 6.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

(b) On the Issuance Date, the Trustee shall enter into and perform its obligations under the NPA and the Participation Agreement (the “Applicable Participation Agreement”) with respect to each Aircraft and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. Upon satisfaction of the conditions specified in the Applicable Participation Agreement, the Trustee shall purchase the Equipment Notes with the proceeds of Applicable Certificates on the Issuance Date. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. The provisions of this Section 7.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and no provisions of the Basic Agreement relating to Postponed Notes in Section 2.02 of the Basic Agreement shall apply to the Applicable Trust.

(c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 6.01(b) of this Trust Supplement, the NPA and the related Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 6.01(b) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 6.02. [Reserved].

Section 6.03. The Trustee.

(a) Subject to Section 6.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, any Participation Agreement or the NPA or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, any Participation Agreement and the NPA has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 6.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, any Participation Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party;

(b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, any Participation Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, any Participation Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d) this Trust Supplement, the Intercreditor Agreement, the NPA, any Participation Agreement and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 6.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement, any Participation Agreement or the NPA.

ARTICLE VII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 7.01. Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 7.02. Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time:

(i) enter into one or more agreements supplemental to the NPA, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement or any Guarantee” shall also be deemed to refer to “the Intercreditor Agreement, the NPA or the Guarantee”,

(ii) enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the NPA to provide for the formation of a single Additional Trust, the issuance of Additional Certificates, the purchase by the Additional Trust (if any) of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(v) of the NPA and Section 9.1(d) of the Intercreditor Agreement, and

(iii) enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(v) of the NPA and Section 9.1(c) of the Intercreditor Agreement.

Section 7.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Guarantee or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders, the Guarantee or the NPA.

Section 7.04. Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 7.02 or Section 7.03 of this Trust Supplement to the contrary, no amendment or modification of Section 5.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

Section 7.05. Amendment of Section 3.04 of the Basic Agreement. Sections 4.04 and 4.05 of this Trust Supplement supersede and replace Sections 3.04 and 3.05 of the Basic Trust Agreement with respect to the Applicable Trust.

ARTICLE VIII

TERMINATION OF TRUST

Section 8.01. Termination of the Applicable Trust

(a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Notice of any termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.

(b) The provisions of this Section 8.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Basic Agreement Ratified Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 9.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS SECTION 9.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

Section 9.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 9.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

HAWAIIAN AIRLINES, INC.

By:	/s/ John F. (“Jay”) Schaefer, Jr.
Name: John F. (“Jay”) Schaefer, Jr.
Title: Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jacqueline Solone
Name: Jacqueline Solone
Title: Vice President

EXHIBIT A

FORM OF CERTIFICATE

[THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS [IN THE CASE OF RULE 144A CERTIFICATES: A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT(“RULE 144A”))] [IN THE CASE OF REGULATION S CERTIFICATES: NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN ACCORDANCE WITH REGULATION S]; (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF EITHER ISSUER WAS THE OWNER OF THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE)] [IN THE CASE OF REGULATION S CERTIFICATES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) IN RELIANCE ON REGULATION S] OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (C) PURSUANT TO OFFERS AND SALES TO PERSONS OTHER THAN U.S. PERSONS (AS DEFINED IN REGULATION S) THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S; (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) TO THE COMPANY OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(I)(A), (C) OR (D) ABOVE), IT WILL FURNISH TO THE TRUSTEE AND THE COMPANY. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER [RULE 144] [REGULATION S] (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATE PURSUANT TO CLAUSE 2(I)(C) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER [RULE 144][REGULATION S] (OR ANY SUCCESSOR PROVISION). TRUST SUPPLEMENT NO. 2020-1A TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS AND WARRANTS TO AND FOR THE BENEFIT OF THE COMPANY THAT EITHER (I) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR FOREIGN PLAN SUBJECT TO A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW PLAN”) HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN OR (II) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH PERSON EITHER (A) IN THE CASE OF ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE

1 To be included on the face of each Global Certificate and each Definitive Certificate issued in exchange for beneficial interests in a Global Certificate that is required to bear pursuant to this Trust Supplement a Restricted Legend.

CODE, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR (B) IN THE CASE OF ASSETS OF A SIMILAR LAW PLAN, WILL NOT VIOLATE ANY SIMILAR STATE, LOCAL OR FOREIGN LAW, AND (2) DIRECTS THE TRUSTEE TO INVEST IN THE ASSETS HELD IN THE APPLICABLE TRUST PURSUANT TO, AND TAKE ALL OTHER ACTIONS CONTEMPLATED BY, THE TERMS AND CONDITIONS DESCRIBED IN THE OFFERING MEMORANDUM.

FURTHER, BY ITS ACQUISITION OR ACCEPTANCE HEREOF, A HOLDER WHO IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE (A “BENEFIT PLAN INVESTOR”) REPRESENTS AND WARRANTS (I) NONE OF THE COMPANY OR ANY OF ITS AFFLIATES, THE UNDERWRITERS, THE LOAN TRUSTEE OR THE TRUSTEE HAS PROVIDED INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THIS CERTIFICATE, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS CERTIFICATE; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS CERTIFICATE.

CERTAIN TERMS USED IN THE FOREGOING PARAGRAPHS SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

Certificate

No.

HAWAIIAN AIRLINES PASS THROUGH TRUST 2020-1A

Hawaiian Airlines Pass Through Certificate, Series 2020-1A

Issuance Date: August 5, 2020

Final Maturity Date: March 15, 2029

Evidencing A Fractional Undivided Interest In The Hawaiian Airlines Pass Through Trust 2020-1A, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By Hawaiian Airlines, Inc.

$[_____________] Fractional Undivided Interest

representing [•]% of the Trust per $1,000 face amount

THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (___________________________________________________ DOLLARS) Fractional Undivided Interest in the Hawaiian Airlines Pass Through Trust 2020-1A (the “Trust”) created by Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of May 29, 2013 (the “Basic Agreement”), between the Trustee and Hawaiian Airlines, Inc., a Delaware corporation (the “Company”), as supplemented by Trust Supplement No. 2020-1A thereto, dated as of August 5, 2020 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Hawaiian Airlines Pass Through Certificates, Series 2020-1A” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes, the Guarantee with respect to such Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on March 15 and September 15 of each year (a “Regular Distribution Date”) commencing March 15, 2021, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have (1) represented and warranted to and for the benefit of the Company that either: (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law; and (2) directed the Trustee to invest in the assets held in the Applicable Trust pursuant to, and take all other actions contemplated by, the terms and conditions described in the Offering Memorandum.

THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

HAWAIIAN AIRLINES PASS THROUGH TRUST 2020-1A

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

9

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _____________ (the “Transferee”)

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises (the “Transfer”).

In accordance with Section 4.04(a) of the Agreement, in connection with any transfer of this Certificate occurring prior to the date that is the end of the restricted period referred to in Rule 144 under the Securities Act of 1933 as amended (“the Securities Act”) or Regulation S under the Securities Act, as applicable, the undersigned transferor (the “Transferor”) confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[ ] Item 1. Check if Transferee will take delivery of a beneficial interest in the Global Certificate or a Definitive Certificate pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Certificate is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificate for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Trust Supplement, the transferred beneficial interest or Certificate will be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Global Certificate and/or the Definitive Certificate and in the Trust Supplement and the Securities Act.

[ ] Item 2. Check if Transferee will take delivery of a beneficial interest in the Global Certificate or a Definitive Certificate pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither

10

such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Trust Supplement, the transferred beneficial interest or Definitive Certificate will be subject to the restrictions on Transfer enumerated in the Restricted Legend printed on the Global Certificate or the Definitive Certificate and in the Trust Supplement and the Securities Act.

[ ] Item 3. Check and complete if Transferee will take delivery of a beneficial interest in the Global Certificate or Definitive Certificate pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Global Certificate and Definitive Certificate and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

[ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

[ ] such Transfer is being effected to the Company or an affiliate thereof.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Transferor unless and until the conditions to any such transfer of registration set forth herein and in Section 4.04 of the Trust Supplement shall have been satisfied.

Date: _____________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE:

11

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[DTC Letter of Representations]

SCHEDULE I

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Appraised Value(1)
Airbus A321-200neo	N205HA	8092	$50,183,776
Airbus A321-200neo	N214HA	8157	50,652,297
Airbus A321-200neo	N216HA	8471	50,946,890
Airbus A321-200neo	N208HA	8123	51,223,822
Airbus A321-200neo	N217HA	8578	51,901,467
Airbus A321-200neo	N226HA	9127	54,035,271
Airbus A330-243	N391HA	1399	46,660,000
Airbus A330-243	N393HA	1422	47,454,340